Exhibit 99.1

CHIQUITA BRANDS INTERNATIONAL, INC.

CHIQUITA PROFIT FORECAST

August 6, 2014

Dear Fyffes Shareholder,

On March 10, 2014, Chiquita Brands International, Inc. (“Chiquita”) and Fyffes plc (“Fyffes”) announced that they had entered into a definitive agreement pursuant to which Fyffes will combine with Chiquita (the “combination”) through the formation of a new holding company incorporated in Ireland that will be renamed ChiquitaFyffes plc (“ChiquitaFyffes”). On July 24, 2014, ChiquitaFyffes filed with the U.S. Securities and Exchange Commission (the “SEC”) Amendment No. 5 to its registration statement on Form S-4 in connection with the combination, which included a proxy statement of Chiquita that also serves as a prospectus of ChiquitaFyffes (the “Proxy Statement/Prospectus”). The Form S-4 was declared effective on July 25, 2014, and the Proxy Statement/Prospectus is included along with this document.

Profit Forecasts

As Fyffes is an Irish incorporated company, the combination is subject to the Irish Takeover Rules. In accordance with the Irish Takeover Rules, where Chiquita or Fyffes issues earnings guidance (known as a “profit forecast” under the Irish Takeover Rules), certain attestations to that profit forecast must be provided.

Referenced in the Proxy Statement/Prospectus is a profit forecast for the fiscal year ending December 31, 2014 made by Chiquita. Also referenced in the Proxy Statement/Prospectus is a profit forecast for the fiscal year ending December 31, 2014 made by Fyffes. These forecasts are contained in the Proxy Statement/Prospectus on pages 341 to 343 and 344 to 345, respectively. The Chiquita profit forecast is also set out in this document. The Fyffes profit forecast is set out in a separate document which has been issued by Fyffes and which accompanies this document.

In addition, enclosed with this letter are reports from Chiquita’s reporting accountants, PricewaterhouseCoopers, One Spencer Dock, North Wall Quay, Dublin 1, Ireland (“PricewaterhouseCoopers Ireland”) confirming that the Chiquita profit forecast has been properly compiled on the basis of the assumptions made by the directors of Chiquita and that the basis of accounting used is consistent with the accounting policies of Chiquita, and Chiquita’s financial advisor, Goldman Sachs International, confirming, on the basis set out in its report, that the Chiquita profit forecast, for which the directors of Chiquita are solely responsible, has been made by Chiquita’s directors with due care and consideration.

Very truly yours,

Edward F. Lonergan

President and Chief Executive Officer

REPORTS ON CHIQUITA PROFIT FORECAST

The reports on the Chiquita profit forecast as required by Rule 28.3 of the Takeover Rules have been prepared by (i) PricewaterhouseCoopers Ireland and (ii) Goldman Sachs. The Chiquita board of directors is solely responsible for the Chiquita profit forecast. Copies of the respective reports of PricewaterhouseCoopers Ireland and Goldman Sachs are included in this document.

CONSENTS

Each of PricewaterhouseCoopers Ireland and Goldman Sachs has given and not withdrawn its consent to the inclusion in this document of the references to its name in the form and context in which they appear.

Contacts for Chiquita

Investors	Steve Himes
Tel: +1 980-636-5636
Email: shimes@chiquita.com

Media	Ed Loyd
Tel: +1 980-636-5145
Email: eloyd@chiquita.com

NO OFFER OR SOLICITATION

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED AND WILL BE FILED WITH THE SEC

ChiquitaFyffes has filed with the SEC a registration statement on Form S-4 that includes a Proxy Statement that also constitutes a Prospectus of ChiquitaFyffes. The registration statement was declared effective by the SEC on July 25, 2014. The Form S-4 also includes a Scheme Circular and Explanatory Statement which is being sent to Fyffes shareholders for the purpose of seeking their approval of the combination. Each of Chiquita and Fyffes is in the process of mailing to their respective shareholders the definitive Proxy Statement/Prospectus/Scheme Circular in connection with the proposed combination of Chiquita and Fyffes and related transactions. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS/SCHEME CIRCULAR (INCLUDING THE SCHEME EXPLANATORY STATEMENT) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHIQUITA, FYFFES, CHIQUITAFYFFES, THE COMBINATION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the definitive Proxy Statement/Prospectus/Scheme Circular (including the Scheme) and other documents filed with the SEC by ChiquitaFyffes, Chiquita and Fyffes through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the definitive Proxy Statement/Prospectus/Scheme Circular (including the Scheme) and other documents filed by Chiquita, Fyffes and ChiquitaFyffes with the SEC by contacting Chiquita Investor Relations at: Chiquita Brands International, Inc., c/o Corporate Secretary, 550 South Caldwell Street, Charlotte, North Carolina 28202, or by calling (980) 636-5000, or by contacting Fyffes Investor Relations at c/o Seamus Keenan, Company Secretary, Fyffes, 29 North Anne Street, Dublin 7, Ireland or by calling + 353 1 887 2700.

PARTICIPANTS IN THE SOLICITATION

Chiquita, Fyffes, ChiquitaFyffes and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the combination. Information about the directors and executive officers of Fyffes is set forth in its Annual Report for the year ended December 31, 2013, which was published on April 11, 2014 and is available on the Fyffes website at www.fyffes.com. Information about the directors and executive officers of Chiquita is set forth in its Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 4, 2014 and its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on April 11, 2014. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive Proxy Statement/Prospectus/Scheme Circular described above and other relevant materials to be filed with the SEC when they become available.

FORWARD-LOOKING STATEMENTS

This communication contains certain statements that are “forward-looking statements.” These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita and Fyffes, including: the customary risks experienced by global food companies, such as prices for commodity and other inputs, currency exchange fluctuations, industry and competitive conditions (all of which may be more unpredictable in light of continuing uncertainty in the global economic environment), government regulations, food safety issues and product recalls affecting Chiquita and/or Fyffes or the industry, labor relations, taxes, political instability and terrorism; unusual weather events, conditions or crop risks; continued ability of Chiquita and Fyffes to access the capital and credit markets on commercially reasonable terms and comply with the terms of their debt instruments; access to and cost of financing; and the outcome of pending litigation and governmental investigations involving Chiquita and/or Fyffes, as well as the legal fees and other costs incurred in connection with these items. Readers are cautioned that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Forward-looking statements relating to the combination involving Fyffes and Chiquita include, but are not limited to: statements about the benefits of the combination, including expected synergies and future financial and operating results; Fyffes and Chiquita’s plans, objectives, expectations and intentions; the expected timing of completion of the combination; and other statements relating to the combination that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements.

With respect to the combination, these factors include, but are not limited to: risks and uncertainties relating to the ability to obtain the requisite Fyffes and Chiquita shareholder approvals; the risk that Fyffes or Chiquita may be unable to obtain governmental and regulatory approvals required for the combination, or required governmental and regulatory approvals may delay the combination or result in the imposition of conditions that could reduce the anticipated benefits from the combination or cause the parties to abandon the combination; the risk that a condition to closing of the combination may not be satisfied; the length of time necessary to consummate the combination; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the combination may not be fully realized or may take longer to realize than expected; disruption arising as consequence of the combination making it more difficult to maintain existing relationships or establish new relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; the ability of the combined company to retain and hire key personnel; the effect of future regulatory or legislative actions on the companies; and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect.

These risks, as well as other risks associated with the combination, are more fully discussed in the Proxy Statement/Prospectus/Scheme Circular that is included in the Registration Statement on Form S-4 that was filed with the SEC in connection with the combination and are contained in the definitive Proxy Statement/Prospectus/Scheme Circular being mailed to shareholders. Additional risks and uncertainties are identified and discussed in Chiquita’s reports filed with the SEC and available at the SEC’s website at www.sec.gov and in Fyffes reports filed with the Registrar of Companies available at Fyffes website at www.fyffes.com. Forward-looking statements included in this document speak only as of the date of this document. Neither Chiquita nor Fyffes undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document.

STATEMENT REQUIRED BY THE TAKEOVER RULES

The directors of Chiquita accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors of Chiquita (who have taken all reasonable care to ensure that such is the case), the information contained in this communication for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

DEALING DISCLOSURE REQUIREMENTS

Under the provisions of Rule 8.3 of the Irish Takeover Rules, if any person is, or becomes, “interested” (directly or indirectly) in 1% or more of any class of “relevant securities” of Fyffes or Chiquita, all “dealings” in any “relevant securities” of Fyffes or Chiquita (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by not later than 3:30 p.m. (Irish time) on the “business day” following the date of the relevant transaction. This requirement will continue until the date on which the Scheme becomes effective or on which the “offer period” otherwise ends. If two or more persons co-operate on the basis of any agreement either express or tacit, either oral or written, to acquire an “interest” in “relevant securities” of Fyffes or Chiquita, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules. Under the provisions of Rule 8.1 of the Irish Takeover Rules, all “dealings” in “relevant securities” of Fyffes by Chiquita or “relevant securities” of Chiquita by Fyffes, or by any person “acting in concert” with either of them must also be disclosed by no later than 12 noon (Irish time) on the “business day” following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie. “Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel’s website.

If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020; fax number +353 1 678 9289.

GENERAL

The release, publication or distribution of this communication in or into certain jurisdictions may restricted by the laws of those jurisdictions. Accordingly, copies of this communication and all other documents relating to the combination are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed combination disclaim any responsibility or liability for the violations of any such restrictions by any person.

Any response in relation to the combination should be made only on the basis of the information contained in the Proxy Statement/Prospectus/Scheme Circular or any document by which the combination, including the Scheme, are made. Chiquita shareholders and Fyffes shareholders are advised to read carefully the formal documentation in relation to the proposed combination once the Proxy Statement/Prospectus/Scheme Circular has been dispatched.

Goldman, Sachs & Co., Goldman Sachs International and affiliates (“Goldman Sachs”) is acting as financial adviser to Chiquita and no one else in connection with the combination and will not be responsible to anyone other than Chiquita for providing the protections afforded to clients of Goldman Sachs or for providing advice in relation to the combination, the contents of this communication or any transaction or arrangement referred to herein. Neither Goldman Sachs nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Goldman Sachs in connection with this communication, any statement contained herein or otherwise.

Wells Fargo Securities, LLC is acting as financial adviser to the Chiquita board of directors and no one else in connection with the combination and will not be responsible to anyone other than Chiquita for providing the protections afforded to clients of Wells Fargo Securities, LLC or for providing advice in relation to the combination, the contents of this communication or any transaction or arrangement referred to herein. Neither Wells Fargo Securities, LLC nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Wells Fargo Securities, LLC in connection with this communication, any statement contained herein or otherwise.

CHIQUITA PROFIT FORECAST

Profit Forecast including Bases and Assumptions

1.	General

Contemporaneously with the filing of the Proxy Statement/Prospectus, Chiquita is making the following profit forecast:

For the fiscal year ending December 31, 2014, Chiquita has projected U.S. GAAP operating income (or EBIT) of $53 to $73 million and adjusting to remove the effect of one-time events of $15 million, primarily combination related transaction fees and adding projected depreciation and amortization of $62 million, has projected adjusted EBITDA of $130 to $150 million. EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA removes the effects of one-time events. EBIT represents earnings before interest and taxes.

The basis of presentation and the assumptions upon which the Chiquita Profit Forecast is based are described below.

In 2014, Chiquita is forecasting higher U.S. GAAP operating income ($50 million operating income in 2013) and adjusted EBITDA ($118 million adjusted EBITDA in 2013) as compared to 2013 primarily from:

•	Bananas — In our North American banana business increased sales volumes, partially offset by increased sourcing costs and in our European banana business, increased sourcing and logistics costs partially offset by marginal prices increases and improved exchange rates compared to 2013.

•	Salads & Healthy Snacks — Increases in sales price forecasts and initiated cost savings, partially offset by increases in certain raw material costs and marketing spend. Additionally, the non-recurrence of approximately $18 million of costs associated with Chiquita's 2013 Midwest plant consolidation.

•	SG&A costs slightly down compared to 2013 due to ongoing cost containment initiatives.

EBITDA and adjusted EBITDA are key performance measures that management of Chiquita uses to evaluate the company’s performance against internal budgets and targets. These measures are also used by our investors to track year-on-year comparisons of the company’s core financial performance and by analysts reporting on the company in determining their consensus estimates. In light of the fact that Chiquita’s effective tax rate may vary significantly from period to period and from the statutory rate in the US given the full tax valuation allowances in the U.S. as well as certain foreign jurisdictions and the differences in tax rates in those foreign jurisdictions and other reasons, Chiquita believes that, from a forecast perspective, these measures may be more meaningful to investors than net income.

While, in light of the above, Chiquita does not regularly develop net income forecasts for review by its Board, Chiquita does note that net income may differ significantly from EBITDA or adjusted EBITDA, especially given the one-time events that may be experienced in a given year and the income tax valuation allowances that exist in the U.S. and certain foreign jurisdictions, which results in an effective tax rate that can be significantly different from the US statutory rate. For example, in the year ended December 31, 2013, Chiquita had adjusted EBITDA of $118 million and reported a net loss of $16 million and for the year ended December 31, 2012, had adjusted EBITDA of $70 million and reported a net loss of $405 million. Chiquita urges shareholders to review Chiquita’s historical financial statements for additional details regarding the various components giving rise to net income, including one-time charges. Accordingly, Chiquita cautions shareholders from relying solely on EBITDA or adjusted EBITDA to predict net income.

The following table reconciles Chiquita’s reported U.S. GAAP net loss of $16 million for the year ended December 31, 2013 to adjusted EBITDA of $118 million:

(in millions)	2013
Net loss	$(16)
Income tax expense	5
Other income, net	(3)
Loss on debt extinguishment	6
Interest expense	61
Interest income	(3)
Operating income	50
Depreciation	56
Amortization	9
EBITDA (Non-GAAP)	115
Exit activities	2
Recovery of grower receivables	(1)
Other	2
Adjusted EBITDA (Non-GAAP)	$118

The statements above regarding adjusted EBITDA, U.S. GAAP operating income (EBIT) and depreciation and amortization for the year ending December 31, 2014 constitute a profit forecast (‘‘Chiquita Profit Forecast’’) for the purposes of Rule 28 of the Irish Takeover Panel Act 1997, Takeover Rules 2013. The Chiquita Profit Forecast speaks as of the date that it was made. Except as may be required under the Irish Takeover Rules, Chiquita assumes no obligation, nor does Chiquita intend, to update or otherwise revise the Chiquita Profit Forecast.

2.	Basis of preparation

The Chiquita Profit Forecast for the period ending December 31, 2014, has been prepared on a consistent basis with the accounting policies of Chiquita disclosed in its consolidated financial statements for the year ended 31 December 2013.

Except for the projected U.S. GAAP operating income (or EBIT), which includes the effect of combination related transaction expenses, the Chiquita Profit Forecast does not take into account any effects of the proposed combination with Fyffes. U.S. GAAP operating income (or EBIT) includes combination related transaction fees, but does not take into account any other effects of the proposed combination with Fyffes.

3.	Assumptions

The principal assumptions upon which the Chiquita Profit Forecast is based are set forth below:

Specific assumptions adopted by the Chiquita Directors

•	Overall sales growth driven by volume and improvements in pricing and product mix;

•	Banana volume growth follows GDP growth. Salads sales growth is from investing in new products and categories;

•	Escalations in cost of goods driven by inflationary pressures on wages and key components, partially offset by productivity initiatives. Costs of purchased fruit and raw product are also increasing for the same reasons;

•	Higher logistics costs due to increases in bunker fuel costs and end of gains on sale/leaseback of vessels;

•	Absence of 2013 Midwest plant consolidation (Streamwood) costs of $18 million;

•	Increased marketing investment to support both the Fresh Express and Chiquita brands;

•	SG&A costs are flat to slightly down as a percentage of sales;

•	Euro exchange rate of $1.32 per euro;

•	No significant change in performance of smaller businesses; and

•	There will be no material changes in Chiquita’s management, existing operational strategies, or accounting policies and methodologies during the year ending December 31, 2014.

Factors outside the influence or control of the Chiquita Directors

•	There will be no changes in exchange rates, interest rates, bases of taxes, legislative or regulatory requirements from those currently forecast that would have a material impact on Chiquita’soperations or its accounting policies;

•	There will be no material adverse weather events or natural catastrophes that affect Chiquita’s key products or markets;

•	There will no material changes in shipping rates or bunker fuel costs other than as reflected in the assumptions stated above;

•	There will be no material impact from any political or economic events in the countries in which Chiquita or its customers trade;

•	Assumes no account for any adverse outcome to any litigation, regulatory matter or government investigation; and

•	There will be no business interruptions that materially adversely affect Chiquita, its key customers or its key suppliers.

The Directors

Chiquita Brands International Inc

550 South Caldwell Street

Charlotte

North Carolina

USA

Goldman Sachs International

Peterborough Court

133 Fleet Street

London, UK

EC4A 2BB

6 August 2014

Dear Sirs

Chiquita Brands International, Inc.

We report on the profit forecast comprising the statement by Chiquita Brands International, Inc. (“Chiquita”) in respect of projected adjusted EBITDA, U.S. GAAP operating income (or EBIT) and depreciation and amortisation for the year ending 31 December 2014 (the “Profit Forecast”). The Profit Forecast and the material assumptions, upon which it is based, are set out in the Chiquita Profit Forecast document to be issued by Chiquita in which this letter is included (the “Document”).

This report is required by Rule 28.3(a) of the Irish Takeover Panel Act 1997, Takeover Rules 2013 (as amended) (the “Rules”) and is given for the purpose of complying with that rule and for no other purpose.

Responsibilities

It is the responsibility of the directors of Chiquita to prepare the Profit Forecast in accordance with the requirements of the Rules.

It is our responsibility to form an opinion as required by Rule 28.3(a) of the Rules as to the proper compilation of the Profit Forecast and to report that opinion to you.

Save for any responsibility which we may have to those persons to whom this report is expressly addressed and for any responsibility arising under Rule 28.3(a) of the Rules to any person as and to the extent therein provided, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with this report or our statement, required by and given solely for the purposes of complying with Rule 28.4 of the Rules, consenting to its inclusion in the Document.

PricewaterhouseCoopers, One Spencer Dock, North Wall Quay, Dublin 1, Ireland, I.D.E. Box No. 137

PricewaterhouseCoopers is authorised by the Institute of Chartered Accountants in Ireland to carry on investment business.

Basis of Preparation of the Profit Forecast

The Profit Forecast has been prepared on the basis stated in the Document and is based on the unaudited interim results for the three months ended 31 March 2014, the unaudited management accounts for the two months ended 31 May 2014 and a forecast to 31 December 2014. The Profit Forecast is required to be presented on a basis consistent with the accounting policies of Chiquita.

Basis of Opinion

We conducted our work in accordance with the Standards for Investment Reporting issued by the Auditing Practices Board for use in the United Kingdom and published by the Institute of Chartered Accountants in Ireland. Our work included evaluating the basis on which the historical financial information included in the Profit Forecast has been prepared and considering whether the Profit Forecast has been accurately computed based upon the disclosed assumptions and the accounting policies of Chiquita. Whilst the assumptions upon which the Profit Forecast are based are solely the responsibility of the directors of Chiquita, we considered whether anything came to our attention to indicate that any of the assumptions adopted by the directors of Chiquita which, in our opinion, are necessary for a proper understanding of the Profit Forecast have not been disclosed or if any material assumption made by the directors of Chiquita appears to us to be unrealistic.

We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Profit Forecast has been properly compiled on the basis stated.

Since the Profit Forecast and the assumptions on which it is based relate to the future and may therefore be affected by unforeseen events, we can express no opinion as to whether the actual results reported will correspond to those shown in the Profit Forecast and differences may be material.

Our work on the Profit Forecast does not constitute an audit. Our work has not been carried out in accordance with auditing standards generally accepted in the United States of America or auditing standards of the Public Company Accounting Oversight Board (United States) nor does it constitute an examination, compilation or review under those standards and accordingly, it should not be relied upon as if it had been carried out in accordance with those standards.

Opinion

In our opinion, the Profit Forecast has been properly compiled on the basis of the assumptions made by the directors of Chiquita and the basis of accounting used is consistent with the accounting policies of Chiquita.

Yours faithfully

PricewaterhouseCoopers

Goldman Sachs International
Peterborough Court | 133 Fleet Street | London EC4A 2BB
Tel: +44 (0)20 7774 1000

Report of Goldman Sachs International on Chiquita Profit Forecast

Peterborough Court | 133 Fleet Street | London EC4A 2BB

Tel: +44 20 7774 1000

The Directors

Chiquita Brands International, Inc.

550 Caldwell Street

Charlotte, North Carolina 28202

United States of America

August 6, 2014

Ladies and Gentlemen:

Proposed combination of Chiquita Brands International, Inc. (“Chiquita”) and Fyffes plc (“Fyffes”)

We refer to the profit forecast comprising the statements made by Chiquita in respect of projected adjusted EBITDA, U.S. GAAP operating income (or EBIT) and depreciation and amortization of Chiquita for the year ending 31 December 2014 (the “Profit Forecast”). The Profit Forecast, and the material assumptions upon which it is based, are set out in the Chiquita Profit Forecast document to be issued by Chiquita in which this report is included.

We have discussed the Profit Forecast and the bases and assumptions on which it is made with the directors and officers of Chiquita and with PricewaterhouseCoopers, One Spencer Dock, NorthWall Quay, Dublin 1, Ireland (“PWC Ireland”), reporting accountants to Chiquita. We have assumed with your consent that the Profit Forecast reflects the best currently available estimates and judgments of the management of Chiquita as to the future financial performance of Chiquita for the period to which it relates. We have also discussed the accounting policies and bases of calculation for the Profit Forecast with the directors and officers of Chiquita and with PWC Ireland. We have also considered PWC Ireland’s report of today’s date addressed to you and us on this matter. You have confirmed to us that all information material to the Profit Forecast has been disclosed to us.

For purposes of rendering this report, we have, with your consent, relied upon and assumed the accuracy and completeness of all the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or review by, us, without assuming any responsibility for independent verification thereof.

On the basis of the foregoing, we consider that the Profit Forecast, for which you as directors of Chiquita are solely responsible, has been made with due care and consideration.

This report is provided to you solely in connection with Rule 28 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013 (the “Irish Takeover Rules”) and for no other purpose. We are acting exclusively as financial advisor to Chiquita and no one else in connection with the proposed combination, and it was solely for the purposes of complying with this provision of Irish law that Chiquita requested Goldman Sachs prepare a report on the Profit Forecast. No person other than the directors of Chiquita can rely on the contents of this report and, to the fullest extent permitted by law, we exclude all liability to any other person other than the directors of Chiquita in respect of this report or the work undertaken by us in connection with this report.

Goldman Sachs International is authorized by the Prudential Regulation Authority and regulated by the

Financial Conduct Authority and the Prudential Regulation Authority

Registered in England No. 02263951 | Registered Office: Peterborough Court, 133 Fleet Street, London EC4A 2BB

This report is not an opinion regarding, and we express no view as to, the reasonableness or achievability of the Profit Forecast. Instead, this report will address solely the matters required to be addressed by Rule 28 of the Irish Takeover Rules and does not address any other matter; it does not address, among other things, the relative merits of the proposed combination as compared to any other transaction or business strategy, the merits of the decision by Chiquita to engage in the proposed combination, the fairness to Chiquita shareholders of the exchange ratio in the proposed combination, or the price at which Chiquita’s shares or the shares of Chiquita Fyffes plc would trade at any time.

Furthermore, this report has been prepared independent of publication of the Profit Forecast and may not be relied on by you in recommending that Chiquita’s shareholders vote to approve the proposed combination. This report is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the proposed combination or any matter related thereto.

Yours faithfully,

Goldman Sachs International

Goldman Sachs International is authorized by the Prudential Regulation Authority and regulated by the

Financial Conduct Authority and the Prudential Regulation Authority

Registered in England No. 02263951 | Registered Office: Peterborough Court, 133 Fleet Street, London EC4A 2BB